Exhibit 10.9

Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information. Double Asterisks denotes omissions.

THIS DISTRIBUTION AGREEMENT (this “Agreement”) is made on [**]

PARTIES

(1)	LOMBARD MEDICAL TECHNOLOGIES PLC, a public limited company incorporated under the laws of England and Wales (company number 4039567) whose principal place of business is at Lombard Medical House, 4 Trident Park, Didcot, Oxfordshire OX11 7HJ (the “Supplier”)

(2)	MEDICO’S HIRATA INC., a private limited company incorporated under the law of Japan whose registered office is at 3-3-18 Dojima, Kita-ku, Osaka (the “Distributor”)

BACKGROUND

(A)	The Supplier is a manufacturer and supplier of the Products.

(B)	The Supplier wishes to appoint the Distributor as the distributor of the Products in the Territory on the terms and conditions set out below and the Distributor is willing to accept such appointment on those terms and conditions.

OPERATIVE PROVISIONS

1	DEFINITIONS AND INTERPRETATION

1.1 In this Agreement:

“Ancillary Products” means distal extenders, proximal extenders, converters and legs manufactured by the Supplier in connection with the Aorfix Products.

“Aorlix Product” means the endovascular stent graft (consisting of a body and leg) manufactured by the Supplier for the treatment of abdominal aortic aneurysms marketed in some countries under the trade mark AORFIX.

“Business Day” means any day which is not a Saturday, Sunday or bank and other public holidays in the country UK or Japan.

“Business Hours” means 9 am to 5 pm inclusive, local time, on Business Days.

“Commencement Date” means the date of this Agreement.

“Commercial Approvals” means all necessary permissions, consents and licences, product registrations, certificates and declarations of conformity (including but not limited to those required to be given by any government department or any body constituted under the law of the Territory for licensing or other regulatory purposes relating to the Products) to enable the Distributor to import, market, distribute and sell the Products in the Territory and any other permission, consent or licence necessary for the full and legal operation of this Agreement.

Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information. Double Asterisks denotes omissions.

“Confidential Information” means all technical, commercial and financial information, product information, trade secrets, know-how and all information relating to the plans, intentions, market opportunities, transactions, affairs and/or business of a party and its Group Companies and/or its or their customers and/or suppliers, and the conclusion and terms of this Agreement.

“Date of Approval” means the date of the Shonin Approval.

“Extended Term” has the meaning given to it in Clause 3.2.

“Extension Loan” has the meaning given to it in Clause 5.2.

“FDA Approval Date” means the date on which the Supplier receives a regulatory approval from the United States Food and Drug Administration necessary or desirable for the commercial sale of the Aorfix Products in the United States.

“First Loan” has the meaning given to it in Clause 5.1.

“Force Majeure” means in relation to any party, any circumstance beyond the reasonable control of that party (including, without limitation, acts of God, outbreak of hostilities, riot, civil disturbance, acts of terrorism, the act of any government or government authority (including refusal or revocation of any licence or consent), fire, explosion, flood, power failure, failure of telecommunication lines, any strike, lock-out or other form of industrial action).

“Group” means in respect of a company, the ultimate parent undertaking of that company, together with every subsidiary undertaking of that ultimate parent undertaking.

“Group Company” means any member of a Group.

“Initial Term” has the meaning given to it in Clause 3.1.

“Intellectual Property Rights” means all patents (including Patents), trade marks (including Trade Marks), service marks, business names, designs or design rights, utility models, copyright, moral rights, database rights, rights in inventions, domain names, computer software, trade secrets and confidential information (including Confidential Information), and any other intellectual property subsisting anywhere in the world (in each case whether registered or not and including any applications therefor) owned by the Supplier or its Group Companies.

“Loans” means the First Loan and the Extension Loan.

“MHLW” means the Japanese Ministry of Health, Labour and Welfare.

“Minimum Quantity” means the total quantity of Aorfix Products to be purchased by the Distributor in each Year as provided in Clause 7.2.

Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information. Double Asterisks denotes omissions.

“Patents” means the patents and patent applications owned or controlled by the Supplier relating to the methods of manufacture or use of the Products including the patents and patent applications listed in Schedule 2 (Intellectual Property Rights).

“Price” has the meaning given to it in Clause 8.1.

“Products” means (subject to Clause 10.1(a)) the Aorfix Products and the Ancillary Products as further specified in Schedule 1 (The Products).

“Reimbursement Registration” means the registration of the Products on a list held by the MHLW or other relevant governmental entity specifying medical products qualifying for the total or partial reimbursement of price paid for such products by hospitals and/or other health organisations.

“Supplier’s Share” has the meaning given to it in Clause 4.6.

“Shonin Approval” means the marketing approval for the Aorfix Products issued by the MHLW.

“Term” means the Initial Term and the Extended Term (if applicable).

“Territory” means Japan.

“Thoracic Products” means endovascular thoracic stent graft for the treatment of thoracic aortic aneurysms developed for manufacture by the Supplier.

“Trade Marks” means the registered trade marks of the Supplier set out in Schedule 2 (Intellectual Property Rights) and any other applications and registrations and unregistered trade marks, logos or get up which the Supplier may by express notice in writing permit or require the Distributor to use in relation to the Products.

“Year” means the period from the date of grant of the Shonin Approval until and including the immediately following 31” day of March (the “First Year”) and each year from April 1” to March 31” thereafter.

1.2 In this Agreement, unless otherwise specified, any reference to:

(a) “parent undertaking” or “subsidiary undertaking” is to be construed in accordance with Section 1162 of the Companies Act 2006;

(b) references to “written” communication between the parties shall mean communication by post, fax or e-mail;

(c) Clauses, Schedules and/or parties is to clauses of and schedules and/or parties to this Agreement, respectively;

(d) (unless the context requires otherwise) words in the singular include the plural and vice versa;

Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information. Double Asterisks denotes omissions.

(e) (unless the context requires otherwise) any gender includes a reference to all other genders; and

(f) any provision of a statute shall be construed as a reference to that provision as amended, re-enacted or extended at the relevant time.

1.3 A reference to an English legal term shall, in respect of any jurisdiction other than England, be deemed to include what most nearly approximates in that jurisdiction to the English legal term.

1.4 The Schedules form part of this Agreement. References to this Agreement include the Schedules.

1.5 The contents page and headings are for convenience only and shall not affect the interpretation of this Agreement.

2	APPOINTMENT

2.1 The Supplier appoints the Distributor as its exclusive distributor to import, market and sell the Products in the Territory on the terms of this Agreement.

2.1.1 During the Term the Supplier shall not:

(a) appoint any other distributor, sub-distributor or other reseller of or agent for the Products in the Territory; nor

(b) itself supply any of the Products directly within the Territory whether for use or resale.

2.2 The Supplier reserves all territories outside the Territory exclusively to itself and/or its other distributors and/or agents from time to time and the Distributor shall not during the Term directly or indirectly, alone or in conjunction with any other person, firm or corporation:

(a) manufacture or distribute any products which compete with the Products;

(b) actively seek customers for the Products outside the Territory (in particular, but without limiting the above, the Distributor shall not actively approach customers outside the Territory, whether by direct mail, visits, promotions or media advertising targeted at such customers, or otherwise); or

(c) establish any branch or maintain any warehouse or distribution depot outside the Territory in relation to the Products.

2.3 Nothing in this Agreement shall entitle the Distributor to any right or remedy against the Supplier if any of the Products are sold in the Territory by any person, firm or company outside the Territory other than the Supplier through passive sales (including, but not limited to, by means of any world-wide web site operated by or with the consent of any such person and whether or not in the language of the Territory).

Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information. Double Asterisks denotes omissions.

3	TERM

3.1 This Agreement will have effect from the Commencement Date and will continue in force until the expiry of a period of seven Years from the Date of the Shonin Approval of Aorfix Products in Japan (the “Initial Term”), subject to the provisions of Clause 3.2.

3.2 If the Distributor grants to the Supplier the Extension Loan in accordance with Clause 5.2 and elects to exercise the extension option in accordance with Clause 5.3, this Agreement shall continue to be effective for a period of further seven Years from the immediately following day after the expiry of the Initial Term (the “Extended Term”), unless terminated earlier in accordance with Clause 14, on the same terms except that, for the avoidance of doubt, the term cannot be further extended pursuant to this Clause 3.2 for a third or subsequent periods of 7 Years without a mutual agreement of the parties.

4	APPROVALS

4.1 The Supplier shall obtain, at its costs and expense, all export licences and permits required for the purpose of export of the Products to the Territory.

4.2 Subject to Clause 4.6, the Distributor shall obtain, at its costs and expense, all Commercial Approvals (including, for the avoidance of doubt, the Shonin Approval and the Reimbursement Registration) and shall ensure that all Commercial Approvals are valid throughout the Term and none of the conditions or terms of any of such Commercial Approvals has been breached.

4.3 If requested by the Distributor in writing, the Supplier shall provide to the Distributor, as soon as reasonably practicable and at the Supplier’s cost, such documents, information and other assistance as may be reasonably required for the purpose of obtaining the Shonin Approval.

4.4 Within 30 days after the Shonin Approval is granted, the Distributor shall provide to the Supplier a written statement of reasonable costs (including but not limited to personnel, transportation and communication costs) incurred for the purpose of obtaining the Shonin Approval. The Distributor shall also provide written statements of reasonable post-marketing surveillance costs incurred in connection with the Shonin Approval (together with the costs referred to in the preceding sentence, “Costs”), at the end of each Year after the Date of Approval. A statement need not be provided if no post-marketing surveillance costs have been incurred in the Year to which the statement would otherwise relate. The Distributor shall provide all such evidence or further information in relation to the statements referred to in this Clause as the Supplier may require.

4.5 If the Supplier claims that any of the Costs have been incurred by the Distributor unreasonably or otherwise than for the purpose of obtaining the Shonin Approval, the Supplier shall notify the Distributor and the parties shall endeavour to resolve any dispute relating to such

Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information. Double Asterisks denotes omissions.

claim. If no agreement between the parties is reached within 30 days of the date of the Supplier’s notice, the parties shall refer their dispute for adjudication by an international firm of accountants of good repute.

4.6 If, after the expiry of the Initial Term, the term of this Agreement is not extended under Clause 3.2, the Supplier shall reimburse to the Distributor [**]% (the “Supplier’s Share”) of the Costs as agreed or adjudicated upon (as the case may be) under Clause 4.5. If any clinical tests are required by the MHLW for the purpose of granting the Shonin Approval, the Supplier’s Share of those clinical tests (not to exceed [**]% of the costs of such clinical tests or $[**] ([**]US dollars]) whichever is less) shall be agreed by the parties at the date of the Shonin Approval. The Supplier’s Share shall in no event exceed: (i) $[**] ([**] US dollars) when no clinical tests referred to in the preceding sentence have been conducted, and (ii) an extra $[**] ([**] US dollars) for the Supplier’s Share of the costs when such clinical tests have been conducted. Notwithstanding the above, if there is a requirement by the MHLW for a full-scale Japanese clinical study for the purpose of granting the Shonin Approval, sharing of Costs shall be determined by mutual consultation between the two parties.

4.7 If this Agreement is terminated after the expiry of the Initial Period but prior to the expiry of the Extended Term, the Supplier shall reimburse to the Distributor [14]% of the Supplier’s Share for each full Year by which the Extended Period has been shortened.

4.8 If this Agreement is terminated during the first three Years of the Initial Term by:

(a) the Distributor under Clause 14.2 then the Supplier shall reimburse to the Distributor [**]% of the Costs as agreed or adjudicated upon (as the case may be);

(b) the Supplier under Clause 14.2 except as a result of a breach by the Distributor of Clause 2.2, then the Supplier shall reimburse to the Distributor the Supplier’s Share of the Costs and the provisions of Clause 4.6 shall apply to such reimbursement; and

(c) the Supplier under Clause 14.2 as a result of a breach by the Distributor of Clause 2.2, then the Supplier shall not reimburse to the Distributor any Costs.

If this Agreement is terminated by either party during the Initial Term but after the first three Years of the Initial Term under Clause 14.2 then the Supplier shall reimburse to the Distributor the Supplier’s Share of the Costs and the provisions of Clause 4.6 shall apply to such reimbursement.

4.9 To the extent necessary in connection with any Commercial Approvals, the Distributor agrees to act as the Supplier’s representative for the Products in the Territory.

5	LOANS

5.1 If requested by the Supplier in writing within 10 days after the FDA Approval Date, the Distributor shall grant to the Supplier a convertible loan in the amount so requested but in any event no greater than $2,500,000 no later than 45 days after the FDA Approval Date on terms and conditions set out in Schedule 4 (Terms and Conditions of Loans) (the “First loan”).

Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information. Double Asterisks denotes omissions.

5.2 In the first two Years after the Shonin Approval, the Distributor may grant to the Supplier an additional convertible loan in the amount of $5,000,000 less the amount of the First Loan (if granted) on the terms set out in Schedule 4 (Terms and Conditions of Loans) (the “Extension Loan”) in order to obtain an option to extend the Agreement beyond the Initial Term.

5.3 The Distributor may exercise the option referred to in Clause 5.2 by notifying the Supplier in writing at any time prior to the end of the Initial Term, in which case this Agreement shall continue for the Extended Term in accordance with Clause 3.2.

5.4 The parties envisage that the proceeds from the Loans shall be used in accordance with paragraph 1.1 of Schedule 4 and, should any Thoracic Products be proposed to be distributed in Japan, the Supplier will offer to the Distributor a right of first refusal for the exclusive distribution in Japan, in accordance with Clause 6 provided that the convertible Loans have been foregone rather than repaid.

6	THORACIC PRODUCTS

Before any rights relating to the distribution of Thoracic Products in the Territory are exploited by the Supplier or any third parties under an agreement with the Supplier, and subject always to the Loans not being repaid to the Distributor and the Initial Term or the Extended Term not having expired, the Supplier shall notify the Distributor of the proposed key terms of an agreement relating to exclusive distribution of Thoracic Products in the Territory. If within 60 days after the date of the Supplier’s notice the Distributor does not confirm in writing that it accepts such terms, or if the Distributor confirms in writing that it does accept such terms but a distribution agreement is not concluded within 90 days of the Distributor’s confirmation, the Supplier shall be free to distribute the Thoracic Products in the Territory itself, or through a third party under an exclusive distribution agreement on terms not materially different to the key terms notified to the Distributor under this Clause, or through third parties on a non-exclusive basis.

7	ORDERS AND SUPPLY

7.1 Agreement to supply

The Supplier agrees to supply the Products to the Distributor, subject to the terms and conditions of this Agreement.

7.2 Minimum purchases

7.2.1 The Distributor shall purchase from the Supplier in each Year not less than the Minimum Quantity for such Year.

7.2.2 Subject to Clause 7.2.3, the Minimum Quantity in each Year shall be agreed by the parties no later than 60 days before the start of each Year. If the parties cannot agree on the Minimum Quantity for any Year during the first three-Year period after the First Year, the Minimum Quantity for such Year shall be equal to [**]% of the Minimum Quantity in the preceding Year, and in any Year after such period [**]% of the Minimum Quantity in the preceding Year.

Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information. Double Asterisks denotes omissions.

7.2.3 The Minimum Quantity in the First Year shall be [**] units of Aorfix Products.

7.2.4 If in any Year the Distributor does not purchase the Minimum Quantity, the Supplier shall have the right to terminate this Agreement in accordance with Clause 14.2(a).

7.3 Orders and Supply

7.3.1 The Supplier agrees to supply such quantities of the Products as the Distributor may reasonably require for resale in accordance with this Agreement.

7.3.2 The Supplier shall use reasonable endeavours to supply the Products in accordance with the Distributor’s orders to the extent that such orders do not exceed the forecast provided under Clause 7.3.3 for each type of the Products, but supplies will be made subject to availability.

7.3.3 Immediately after the Date of Approval in the First Year and in each subsequent Year not later than on the first day of each Year, the Distributor shall inform the Supplier in writing of its forecast of the number of each type of the Products which it expects to purchase from the Supplier for delivery during that Year; provided that the Distributor’s yearly forecast may be adjusted by the Distributor 6 months after the first day of the Year concerned by notifying to the Supplier.

7.3.4 Orders by the Distributor for the Products shall be made by post or fax or e-mail to the Supplier specifying the quantity and type of Products required.

7.3.5 The Supplier shall acknowledge by post or fax or e-mail all orders made by the Distributor. No order will be binding upon the Supplier until acknowledged.

7.3.6 The Supplier shall use all reasonable endeavours to deliver any standard (non- custom made) Products as usually carried in the Supplier’s inventory within 4 weeks of the acknowledgement of the Distributor’s order in accordance with Clause 7.3.5 but time of delivery shall not be of the essence and shall not be made so by the service of any notice.

7.3.7 Each order for the Products shall constitute a separate contract and any default by the Supplier in relation to any one order shall not entitle the Distributor to treat this Agreement as terminated.

7.3.8 The Distributor may cancel, reschedule or otherwise modify any orders for Products only with a written consent of the Supplier.

Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information. Double Asterisks denotes omissions.

7.3.9 If the Supplier (whether or not by reason of Force Majeure) is temporarily unable to supply a Product in the quantities reasonably required by the Distributor:

(a) the Supplier will promptly inform the Distributor and together they shall discuss what action to take, having regard to the reason for the inability to supply and the Product involved; and

(b) the Supplier will use its reasonable endeavours to remedy its inability to supply.

7.3.10 The Supplier shall be entitled (on giving 24 hours’ notice) to withhold supplies of some or all of the Products under this Agreement where it has reasonable cause to believe that the price for the supplies may not be duly paid (and without limitation) the Supplier will have such reasonable cause if:

(a) any amount exceeding $[50,000] which has fallen due for payment under this Agreement is undisputed but remains unpaid for a period of 28 days;

(b) a dispute in respect of such an amount has been and remains unresolved for a period of 56 days; or

(c) the Supplier has reasonable cause to believe that any of the other events set out in Clause 14.2 may have occurred or be about to occur in respect of the Distributor.

7.4 Title and risk

7.4.1 All Products delivered under this Agreement will be delivered to the Distributor Ex Works Supplier place of manufacture (as defined under Incoterms of the International Chamber of Commerce) with risk of loss or damage to any consignment passing to the Distributor upon delivery of the Products to the carrier at the Ex Works point.

7.4.2 Title to any consignment of the Products shall not pass to the Distributor until the Supplier has received payment in full of all sums due to it in respect of that consignment.

7.4.3 Until the title in the Products passes, the Distributor shall:

(a) hold the Products as bailee for the Supplier, take proper care of them and take all reasonable steps to prevent any damage to or deterioration of them;

(b) store or keep the Products separately, so as to show clearly that they belong to the Supplier;

(c) not sell or part with possession of the Products;

(d) keep the Products free from any mortgage, charge, lien or other encumbrance; and

(e) notify the Supplier immediately if any of the events specified in Clause 14.2(b) occurs in relation to the Distributor.

Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information. Double Asterisks denotes omissions.

7.4.4 Despite Clause 7.4.1 and Clause 7.4.2, the Supplier may:

(a) bring an action against the Distributor for the Price if the Distributor fails to pay for the Products in full by the due date, even though property in the Products has not passed to the Distributor, and/or

(b) by notice to the Distributor at any time after delivery pass property in the Products to the Distributor as from the date of such notice.

8	PRICES AND PAYMENT

8.1 The prices to be paid by the Distributor to the Supplier for the Products shall be as set out in this Clause 8 (each, a “Price”).

8.2 Following the grant of the First Loan, or if the First Loan is not requested by the Supplier, the Price of Aorfix Products shall be:

(a)	for first [**] units of Aorfix Products purchased in a Year	$	[**] per unit
(b)	for the second [**] units of Aorfix Products (units [**] to [**]) purchased in a Year and	$	[**] per unit
(c)	for any units of Aorfix Products in excess of [**] units purchased in a Year.	$	[**] per unit

8.3 Subject to Clause 8.4, following the grant of the Extension Loan and the exercise of the option in accordance with Clause 5.3, the Price of Aorfix Products will be $ [**] per unit.

8.4 During the Extended Term, the Price of Aorfix Products will be $ [**] per unit.

8.5 If during the Term, the percentage of the price at which hospitals in the Territory are reimbursed by MHLW or other relevant governmental entity for purchasing the Product(s) under the Reimbursement Registration (the “Reimbursement Rate”) changes by [**] % or more as compared with the Reimbursement Rate at the Commencement Date (either at one time or cumulatively), the Price(s) of the relevant Product(s) will be adjusted by the same percentage. However, if the Reimbursement Rate for any Products falls by more than [**] % (either at one time or cumulatively) both parties will renegotiate the Prices of such Products in good faith.

8.6 Each Year the Supplier shall deliver to the Distributor free of charge [**] units of Aorfix Products or such quantity as may be reasonably requested by the Distributor (and in any event no greater than [**] units in each of the entire Initial Term and the entire Extended Term), subject always to the Supplier’s manufacturing capacity and manufacturing time scheduling, for demonstration purposes. The Aorfix Products provided under this Clause will not be sterilised and may contain minor defects that would have prohibited their use as a clinical device

Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information. Double Asterisks denotes omissions.

but do not affect their utility as a demonstration device. After use the Distributor shall return the Aorfix Products delivered under this Clause for repackaging. The Supplier may deliver the repackaged units of Products to the Distributor for the purpose of meeting its obligations under this Clause.

8.7 If the quantity of Aorfix Products delivered to the Distributor under Clause 8.6 exceeds [**] % of the quantity of all Products purchased by the Distributor in the same Year (given the initial launch requirements this will apply in a cumulative fashion at the end of the first two Years and subsequently annually), the Supplier shall have the right to charge the Distributor for such excess quantity at Prices referred to at Clause 8.2, Clause 8.3 or Clause 8.4 (modified in accordance with Clause 8.5) as appropriate.

8.8 The Price of the Ancillary Products shall be [**] % of the Supplier’s fully absorbed standard costs per unit for such Ancillary Products, and at the Commencement Date shall be $ [**]. The Price may be renewed annually by the Supplier and notified to the Distributor and may be subject to an external audit by the Supplier’s external accountants. Upon the grant of the Shonin Approval and at the beginning of each subsequent Year, the Supplier shall provide to the Distributor a written statement of the costs relating to the pricing of the Ancillary Products. The cost of any audit shall be borne by the Distributor unless an error of more than [**]% of the Price of the Ancillary Products is found in which case the cost will be borne by the Supplier.

8.9 All Prices in this Clause 8 are Ex Works Supplier place of manufacture and exclusive of any applicable value added or any other sales tax, which shall be payable by the Distributor at the applicable rate on receipt of the Supplier’s invoice.

8.10 The Supplier shall invoice the Distributor on a monthly basis and the Distributor shall pay the Supplier for the Products in US dollars in full within 30 days of the date of the relevant invoice by electronic transfer to a bank account notified to the Distributor.

8.11 Should the Distributor fail to make any payment on any due date under this Agreement:

(a) the Distributor shall pay the Supplier interest on the amount due at the rate of [4]% above the base rate of Barclays Bank PLC from time to time. Such interest shall accrue on a daily basis from the due date until the date of payment, whether before or after judgment and shall be compounded monthly; and

(b) the Supplier may (without prejudice to any other right or remedy it may have):

(i)	cancel or suspend any further delivery to the Distributor under any order; and/or

(ii)	sell or otherwise dispose of any Products which are the subject of any order by the Distributor, whether or not appropriated to such order, and apply the proceeds of sale to the overdue payment.

Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information. Double Asterisks denotes omissions.

9	DISTRIBUTOR’S DUTIES

The Distributor shall at all times during the term of this Agreement act in good faith towards the Supplier and in such manner as it reasonably considers to be most beneficial to the Supplier’s interests and in particular shall:

9.1 Marketing and advertising

9.1.1 Use its best endeavours to introduce, promote and sell the Products throughout the Territory and to increase the demand for the Products by all reasonable and proper means.

9.1.2 Keep the Supplier fully informed of market conditions and trends in the Territory.

9.1.3 Comply with all reasonable requests of the Supplier in relation to the marketing and sale of the Products and from time to time consult with the Supplier for the purposes of assessing market conditions.

9.1.4 Prepare and submit to the Supplier no later than 60 days before the end of each Year a marketing plan for the Products for the following Year including levels of promotional activity, clinical specialist support and conference presence.

9.1.5 Promote and sell the Products in the Territory in accordance with the annual marketing plan and compliance with all applicable laws and regulations and good commercial practice and only for uses and applications for the Products approved by the Supplier in conformance with the Shonin Approval.

9.1.6 Provide, in accordance with the Supplier’s written instructions, adequate training to physicians to assist them in the proper use and sizing of the Products.

9.1.7 Provide ongoing support to physicians for the sizing of the Products.

9.1.8 Display the advertising materials and other signs as are provided by the Supplier in the manner required by the Supplier and consented to by the Distributor, such consent not to be unreasonably withheld or delayed.

9.1.9 Prepare and provide the Supplier all marketing and promotional materials for the Aorfix Products for its prior written approval.

9.1.10 Co-operate with and assist the Supplier in relation to any promotional and merchandising campaigns which the Supplier in its discretion chooses to conduct in the Territory.

9.1.11 Not act in any manner to derogate from or interfere with any promotional and merchandising campaigns instigated by the Supplier from time to time at its own initiative and expense within or outside the Territory.

Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information. Double Asterisks denotes omissions.

9.2 Conduct of business

9.2.1 Employ suitably qualified and/or trained sales and technical staff for the purposes of marketing the Products in the Territory and responding to all orders and enquiries.

9.2.2 Send at its own expense to the premises of the Supplier or (if the Supplier so directs) make available at the Distributor’s premises at a time or times convenient to the Supplier at least 6 competent employees for instruction by the Supplier in the use, and sale of the Products (and if such instruction occurs at the Supplier’s premises, the Distributor shall procure that each such employee complies with all security, safety and other regulations which apply to or are in force at such premises). If any such employee leaves the employment of the Distributor or if at any time it appears that any such employee will be unavailable to assist the Distributor in performing its duties under this Agreement for more than one month, then the Distributor shall send or make available a replacement competent employee at its own expense for instruction under this Clause.

9.2.3 Not make or give any promises, representations, warranties or guarantees in relation to the Products inconsistent with the Supplier’s marketing brochures and policies from time to time without the Suppliers prior permission.

9.2.4 Maintain sufficient stocks of Products and demonstration devices as are in the opinion of the Supplier reasonably necessary for the Distributor to fulfil its duties under this Agreement.

9.2.5 In all correspondence and other dealings relating directly or indirectly to the sale of the Products use its best endeavours to indicate clearly (and in such manner as the Supplier shall from time to time require) that it is acting as authorised distributor (and not as agent or other representative) for the Supplier.

9.2.6 Use all reasonable endeavours to ensure that the Products are imported into the Territory with a minimum of delay and to attend to and complete in a proper and efficient manner all necessary documents and formalities in connection with such importation.

9.2.7 Collect, remit and pay any and all taxes, damages, levies, assessments, customs duties, clearance charges and other fees or amounts of any kind imposed by governmental or other lawful authority in respect of the importation, purchase, sale or other supply or distribution of the Products (other than any value added tax or other sales tax due on a sale of the Products to the Distributor by the Supplier).

9.2.8 Comply with all relevant legislation, rules, regulations and statutory requirements from time to time in force in the Territory in relation to the importation, marketing and sale of the Products and shall notify immediately any relevant changes to the Supplier.

9.3 Stocks and supplies

9.3.1 At its own cost maintain to the reasonable satisfaction of the Supplier such stocks and inventory of the Products as may be necessary to meet demand and hold such stocks and inventory in conditions appropriate for the storage of such goods and with appropriate security.

Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information. Double Asterisks denotes omissions.

9.3.2 Insure all stocks of the Products held by the Distributor or otherwise in its possession or control.

9.4 Record keeping

Throughout the duration of this Agreement and for six years thereafter, keep full and proper accounts and records showing clearly, on a monthly basis, all enquiries, quotations, orders placed, sales volumes and transactions relating to the Products in sufficient detail to enable:

(a) the Supplier to monitor of the Distributor’s compliance with this Agreement (and the Distributor shall submit to the Supplier half-yearly a written report detailing stocks held by the Distributor at the date of the report and the previous report where applicable); and

(b) the parties to conduct an effective recall of the Products in accordance with Clause 11 (Products recalls and indemnity) below,

and the Distributor shall allow authorised officers or representatives of the Supplier to have access at all reasonable times to inspect and take copies of those accounts and records.

9.5 Prohibitions

Not:

(a) incur any liability on behalf of the Supplier or in any way pledge or purport to pledge the Supplier’s credit or accept any order or make any contract binding upon the Supplier; and

(b) (without the prior written consent of the Supplier) assign, transfer, declare any trust over, charge or deal in any other manner in this Agreement or any of its rights under this Agreement, or purport to do any of those things;

9.6 Sub-distributors

If the Distributor appoints any sub-distributors for the purpose of the performance of its obligations under this Agreement, every act or omission of any sub-distributor appointed by the Distributor shall for the purposes of this Agreement be deemed to be the act or omission of the Distributor. The Distributor shall indemnify and hold harmless the Supplier against all and any losses, costs, damages, claims, demands and expenses or other liabilities (whether direct, indirect or consequential and including but not limited to loss of profit and legal and other professional expenses) suffered or incurred by the Supplier arising out of (a) any act or omission of any of its sub-distributors or (b) any claims or demands brought against the Supplier by any such sub-distributor (including, but not limited to, any claim for damages or other compensation on the termination or expiry of this Agreement and/or on the termination or expiry of the appointment of any such sub-distributor).

Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information. Double Asterisks denotes omissions.

10	SUPPLIER’S RIGHTS AND DUTIES

10.1 The Supplier may at any time and at its sole discretion make changes to the Products provided that such changes do not affect the Shonin Approval.

10.2 The Supplier shall, at its cost during the Term:

(a) provide such assistance, information and other support as the Distributor may reasonably require to enable the Distributor properly and efficiently to perform its duties under this Agreement;

(b) provide the Distributor with up to (i) [**] in the period ending at the end of the first Year, and (ii) [**] in each Year thereafter, of Aorfix stent graft body loaded delivery devices or Aorfix stent graft leg loaded delivery devices for use by the Distributors’ field force for “show and tell” purposes. These devices are in addition to those demonstration devices provided in Clause 8.6. These devices will not be sterilised and may contain minor defects that would prohibit their use as a clinical device but not affect their utility as a demonstration device;

(c) furnish to Distributor on an ongoing basis with a reasonable quantity of such technical, advertising and selling information and other promotional literature in the English language regarding the Products; and

(d) promptly inform Distributor of technical and other developments regarding the Products as they may occur to the extent necessary for the Distributor to perform its obligations under this Agreement; and

(e) provide training for the employees of the Distributor on such terms as may be agreed between the parties.

10.3 Warranty

10.3.1 The Supplier warrants that the Products sold and delivered by the Supplier to the Distributor under this Agreement will conform to the relevant Product specification and that such Products will be free from defects in workmanship and materials.

10.3.2 The Supplier shall, at the request of the Distributor, either replace, without any additional charge to the Distributor, any defective Products sold by the Supplier, or return such defective Products to the Distributor the Price that was paid for such Products.

In the event that any such defective Products sold by the Supplier to the Distributor shall have caused any damage in any manner to any third party and such damages shall have resulted in a claim by such third party against the Distributor, the Supplier shall assist the Distributor in defending such claim and shall bear costs for the defence and damages awarded against the Distributor. In this event, the Supplier shall be liable to the extent set out in Clause 11.4 and subject to the conditions (a) to (d) inclusive in clause 11.4.2, with the Supplier being the indemnifying party, the Distributor the innocent party, and the third party claim referred to in the preceding sentence being an Indemnity Claim under Clause 11.4.2.

Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information. Double Asterisks denotes omissions.

10.3.3 Except as expressly included in this Agreement, all warranties, conditions and other terms implied by statute or common law are, to the fullest extent permitted by applicable law, excluded under this Agreement.

10.4 The Supplier may perform any of its obligations and/or exercise any of its rights under this Agreement through any other company which at the relevant time is a company in its Group. Any act or omission of any such Group Company in performing any of the Supplier’s obligations and/or exercising any of its rights shall for the purposes of this Agreement be deemed to be the act or omission of the Supplier.

11	PRODUCTS RECALLS AND INDEMNITY

11.1 If either party determines that a recall of the Products, or any consignment of them, is necessary or appropriate, such party shall immediately notify the other party by telephone promptly followed by a written notice, and, prior to effecting the recall, consult with the other party regarding the reasons for and evidence supporting such party’s position as to the need for a recall.

11.2 If the parties agree that a recall is necessary or appropriate, such agreement to be reached no later than within 7 days of the recalling party’s notification, the parties shall cooperate fully in order to effect the recall as quickly and efficiently as possible. Each party shall bear its own costs and shall not be liable for any costs incurred by the other party, its Group Companies or agents in connection with such recall.

11.3 If the parties disagree as to the necessity or appropriateness of a recall of the Products, the party requesting the recall may proceed to effect the recall. The costs of such recall shall be borne by the recalling party, provided, however, that:

(a) if it is determined by the MHLW that the cause of the problem upon which such recall was based lies in a manufacturing defect in the Product, and provided that the Products have been solely and directly manufactured by the Supplier and not in any way modified or tampered with by the Distributor other than as authorised by the Supplier, the Supplier shall reimburse the Distributor for the reasonable costs of shipping the recalled products back to the Supplier (if the Supplier requests such shipping), the Price paid for each defective Product and all other costs reasonably incurred by the Distributor in relation to such recall; and

(b) if the cause of the problem upon which such recall was based is attributable to the distribution of the Products, the Distributor shall promptly reimburse the Supplier for all costs incurred with such recall.

11.4 Indemnity

11.4.1 Subject to Clause 11.4.2, 11.5 and, in the case of the Supplier Clause 13.7 (which, for the avoidance of doubt, provides the sole basis of the Supplier’s liability for matters set out therein), each party (“indemnifying party”) shall indemnify the other (“innocent party”) against:

(a) any and all losses, damages, costs, claims, demands, expenses or other liabilities suffered or incurred by the innocent party arising from or in connection with any breach by the indemnifying party of its obligations under this Agreement; and

(b) any direct damage to the property of the innocent party which is caused by any act or omission of any employee or other representative of the indemnifying party at the innocent party’s premises.

Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information. Double Asterisks denotes omissions.

11.4.2 If any third party makes a claim, or notifies an intention to make a claim against an innocent party that may reasonably be considered to give rise to liability under Clause 11.4.1 (“Indemnity Claim”), the indemnifying party shall be liable under this indemnity only provided that the innocent party shall:

(a) within 5 Business Days after being notified or becoming aware of an Indemnity Claim, give the indemnifying party written notice of the Indemnity Claim, specifying the nature of the Indemnity Claim in reasonable detail;

(b) not make any admission of liability, agreement or compromise in relation to the Indemnity Claim without the prior written consent of the indemnifying party;

(c) provide the indemnifying party and its professional advisers (at the indemnifying party’s cost) with such assistance and access to documents as may be reasonably requested by the indemnifying party for the purpose of assessing and/or defending the Indemnity Claim; and

(d) allow the indemnifying party, in its absolute discretion, to conduct the defence of any such Indemnity Claim.

11.5 Neither party shall in any circumstance, except in respect of death or personal injury caused by its negligence, be liable to the other party for any indirect or consequential loss or damage (whether for loss of profit, contracts, business, goodwill or otherwise and whether due to the negligence of the Supplier, its employees or agents or otherwise) arising out of or in connection with this Agreement.

12	INSPECTION

12.1 The Distributor or a person nominated by it shall visually inspect each consignment of the Products promptly upon delivery thereof, and in the event of any shortage, damage, discrepancy in or to such consignment of the Products the Distributor shall report the same to the Supplier within 14 days after delivery thereof and furnish such written evidence or other documentation as the Supplier may reasonably deem appropriate. If the evidence delivered by the Distributor reasonably demonstrates that such shortage, damage or discrepancy existed at the time of delivery of the Products, the Supplier shall use its best endeavours to deliver additional Products so as to rectify the shortage, damage or discrepancy.

12.2 Any consignment of Products not rejected by the Distributor by written notice within 14 days of delivery shall be deemed to have been accepted by the Distributor.

Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information. Double Asterisks denotes omissions.

12.3 After executing this Agreement the Supplier and the Distributor shall in good faith conclude a quality agreement regarding the Products to be manufactured by the Supplier and sold to the Distributor in accordance with the Pharmaceutical Affairs Law of Japan and its subordinate regulations.

13	INTELLECTUAL PROPERTY

13.1 Trade Marks

13.1.1 The Supplier grants to the Distributor a license to use the Trade Marks in the Territory on or in relation to the Products only for the purposes of the marketing and sale of the Products in accordance with this Agreement, to the exclusion of all third parties other than the Supplier or its Group Companies, agents or representatives. The Distributor shall not authorise or sub-license any other person, firm or company to use the Trade Marks other than the sub-distributors appointed strictly in accordance with this Agreement provided that such sub-licence shall be on terms no less strict than the terms of this Clause 13.

13.1.2 The Distributor shall ensure that each reference to and use of any of the Trade Marks by the Distributor is in a manner approved in advance in writing by the Supplier and accompanied by an acknowledgment, in a form approved by the Supplier, that it is a trade mark (or registered trade mark, as appropriate) of the Supplier.

13.1.3 The Distributor shall not and shall not authorise any third party to:

(a) make any modifications to the Products, their labelling or packaging or any promotional material supplied by the Supplier;

(b) alter, deface, remove, conceal or otherwise interfere with any Trade Marks, numbers, markings or other means of identification used in or in relation to the Products;

(c) use any of the Trade Marks in any way which might prejudice their distinctiveness or validity or the goodwill of the Supplier in the Trade Marks;

(d) use in relation to the Products any trade marks other than the Trade Marks without obtaining the prior written consent of the Supplier; and/or during the Term:

(i)	use, adopt or register in the Territory any trade marks or trade names so resembling any of the Trade Marks or any other trade mark or trade names of the Supplier as to be likely to cause confusion or deception;

(ii)	register or apply to register in its own name any of the Trade Marks, or any of the designs or other intellectual property of the Supplier;

(iii)	use any domain names on the Internet other than as authorised by the Supplier from time to time or register or contract for the registration of a domain name on the Internet any of the Trade Marks or any part thereof or any name or word likely to be confused with or similar to any of the Trade Marks or any part thereof without the Supplier’s prior written consent; or

(iv)	not make any registration or publish any material on the Internet concerning the Supplier and/or the Supplier’s business or which indicates or implies an association with the Supplier and/or the Supplier’s business other than as may be permitted under this Agreement or except with the prior written consent of the Supplier.

Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information. Double Asterisks denotes omissions.

13.1.4 The Distributor shall during the Term at the expense of the Supplier take all such steps as and when the Supplier may reasonably require to assist the Supplier in maintaining the validity and enforceability of the Trade Marks registered in the Territory.

13.2 Patents and other intellectual property

13.2.1 The Supplier grants to the Distributor an exclusive, fully paid up, royalty-free licence (without a right to sub-license) to use the Patents and such Intellectual Property Rights as may be necessary for the purpose of using any documents and materials provided by the Supplier to the Distributor under this Agreement and the marketing, sale or other disposal of the Products accordance with the terms of this Agreement.

13.3 In any catalogue, price list or similar publication issues by the Distributor in which the Products and any Intellectual Property Rights are referred to, there shall be a legible statement as to the Supplier’s ownership of such rights, the form of the statement to be agreed with the Supplier.

13.4 The Distributor acknowledges and will take all steps necessary to ensure that the property in the Intellectual Property Rights (including all goodwill in the Trade Marks) is vested in (and shall accrue to), the Supplier.

13.5 Except as provided in this Agreement, the Distributor is granted no rights or licences whatsoever in or to any Intellectual Property Rights. The Supplier hereby expressly reserves all rights and licences not expressly granted in this Agreement.

13.6 The Distributor shall at the request and expense of the Supplier execute such registered user agreements and/or confirmatory licences in respect of the use of the Intellectual Property Rights in the Territory as the Supplier may reasonably require. In the event of any conflict between any of those registered user agreements or licences and this Agreement, this Agreement shall prevail.

13.7 Supplier’s indemnity

13.7.1 Save as provided in Clause 13.7.2, the Supplier shall indemnify the Distributor against all liabilities, costs, expenses, damages or losses (collectively, “Losses”) suffered or incurred by the Distributor arising out of any claim, suit or proceedings issued against the Distributor alleging that (a) any Intellectual Property Right infringes any intellectual property of any third party; or (b) any defect in the Products or their design or manufacture

Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information. Double Asterisks denotes omissions.

caused injury or death to any person unless such Product has been modified or tampered with by Distributor other than as authorized by the Supplier or has been misused as a result of Distributor’s unauthorized representation about the Product (each claim under (a) and (b), a “Claim”).

13.7.2 The Supplier shall be liable under Clause 13.7.1 only provided that the Distributor:

(a) within 24 hours of being notified or becoming aware of a Claim under Clause 13.7.1(b) involving a death of a person, or within 5 Business Days of being notified or becoming aware of any other Claim, gives the Supplier written notice of the Claim, specifying the nature of the Claim in reasonable detail;

(b) does not make any admission of liability, agreement or compromise in relation to the Claim without the prior written consent of the Supplier;

(c) gives the Supplier and its professional advisers access to its premises and its officers, directors, employees, agents, representatives or advisers, and to any relevant assets, accounts, documents and records within the power or control of the Distributor, so as to enable the Supplier and its professional advisers to examine them and to take copies (at the Supplier’s expense) of any accounts, documents or records for the purpose of assessing and/or defending the Claim; and

(d) allows the Supplier, in its absolute discretion, to conduct the defence of any such Claim.

13.8 The Distributor shall promptly and fully notify the Supplier if any of the following come to its notice:

(a) any actual, threatened or suspected infringement in the Territory of the Intellectual Property Rights; and/or

(b) any claim by any third party that the importation of the Products into the Territory, or their marketing or sale in the Territory, infringes any rights of it or of any other person, and the Distributor shall at the request and expense of the Supplier do all such things as may be reasonably required by the Supplier to assist the Supplier in taking or resisting any proceedings in relation to any such infringement or claim.

13.9 The Distributor shall cease using all Intellectual Property Rights immediately on the expiry or termination of this Agreement or on the expiry of any time which the Supplier may in its discretion by notice to the Distributor allow to the Distributor for the disposal of stocks of the Products under this Agreement.

14	TERMINATION

14.1 This Agreement may be terminated by either party giving to the other at least 12 months’ prior written notice, such notice to expire on or at any time after the end of the Initial Term.

Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information. Double Asterisks denotes omissions.

14.2 Either party may terminate this Agreement immediately by notice in writing in any of the following events:

(a) if the other party commits a material breach of any of the terms of this Agreement (and, if such breach is capable of remedy, fails to remedy the breach within 60 days of receiving notice from the other party specifying the breach and requiring the breach to be remedied). For this purpose a breach shall be considered capable of remedy if the party in breach can comply with the provision in question in all respects other than time of performance (provided that time of performance is not of the essence);

(b) if the other party:

(i)	enters into liquidation whether compulsorily or voluntarily (otherwise than for the purposes of a solvent amalgamation or reconstruction);

(ii)	becomes insolvent within the meaning of any applicable law;

(iii)	ceases or threatens to cease to carry on business;

(iv)	compounds or makes any voluntary arrangement with its creditors;

(v)	is the subject of a notice of appointment of an administrator, or a notice of intention to appoint an administrator or liquidator;

(vi)	is unable to pay its debts as they fall due;

(vii)	has an encumbrancer take possession of or a receiver or administrative receiver appointed over all or any part of its assets;

(viii)	takes or suffers any similar action due to debt; and/or

(ix)	undergoes anything analogous to any of the events referred to in this Clause under the law of any jurisdiction.

14.3 The Supplier may terminate this Agreement immediately by notice to the Distributor if:

(a) the Distributor, or any third party authorised by the Distributor, challenges or seeks to challenge, the validity of any Intellectual Property Rights of the Supplier; or

(b) if there is a change of Control of the Distributor without the person acquiring Control over the Distributor being approved by the Supplier in advance in writing, such approval not to be unreasonably withheld.

14.4 On termination of this Agreement by the Supplier under Clause 14.1, or by the Distributor under Clause 14.2, the Loans shall become due in accordance with the terms set out in Schedule 4 (Terms and Conditions of Loans) and the costs of obtaining the Shonin Approval shall be partially reimbursed to the Distributor in accordance with Clause 4.6.

Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information. Double Asterisks denotes omissions.

14.5 On expiry or termination of this Agreement for whatever reason:

(a) the Distributor shall provide to the Supplier details of:

(i)	the product codes for all Products in the possession or control of the Distributor; and

(ii)	the expiry dates of all such Products, and sell back to the Supplier all Products: with an unexpired shelf life of more than six months at the date of termination; with an unexpired shelf-life of more than three months that were originally received by the Distributor with an unexpired shelf-life of less than one year from the date of receipt into Medicos Hirata commercially available inventory; and those so required in writing by the Supplier. The Products will be sold back to the Supplier at the original Price paid for such Products;

(b) the Supplier may, without any liability of any nature to the Distributor, cancel all orders placed by the Distributor before the date of termination which have been accepted but not performed by the Supplier;

(c) the Distributor shall:

(i)	at the request of the Supplier promptly return all samples and documentation of any nature whatsoever (including but not limited to technical data, market information, instruction books, pamphlets, catalogues, specifications and advertising materials) in its possession or control relating to the Products or to the Supplier and to the activities of the Distributor in relation to the Products or the Supplier (other than its own accounting records);

(ii)	subject to Clause 4.6, 4.7 and 4.8, (if and to the extent that it is legally possible) assign, free of charge, to the Supplier (or such person, firm or company as the Supplier shall direct) all Commercial Approvals and/or do all things and execute all documents as may from time to time be necessary or desirable to ensure that the Supplier (or such person, firm or company as the Supplier shall direct) shall enjoy the sole benefit of all such Commercial Approvals after termination to the entire exclusion of the Distributor;

Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information. Double Asterisks denotes omissions.

(d) following the termination of this Agreement, the Distributor shall not and shall not authorise any third party to:

(i)	use, adopt or register in the Territory any trade marks or trade names so resembling any of the Trade Marks or any other trade mark or trade names of the Supplier as to be likely to cause confusion or deception;

(ii)	use, register or apply to register in its own name any Intellectual Property Rights; and

(iii)	challenge or seek to challenge the validity of any Intellectual Property Rights.

14.6 During the Term the Distributor shall not directly or indirectly, alone or in conjunction with any other person, firm or corporation, manufacture or distribute any products which compete with the Products.

14.7 The Distributor shall have no claim against the Supplier or any of its Group Companies for compensation for loss of distribution rights, loss of goodwill or any similar loss as a result of termination of this Agreement.

14.8 Termination of this Agreement shall be without prejudice to rights and obligations accrued before the date of termination and rights and obligations expressed or intended to continue in force after and despite termination.

14.9 The provisions of this Clause 14 (Termination) and Clause 15 (Confidentiality) to Clause 19 (General) inclusive shall survive termination of this Agreement.

15	CONFIDENTIALITY

15.1 Each party shall keep secret and confidential all Confidential Information of the other, as well as the conclusion and terms of this Agreement, and shall not (and shall procure that its employees and/or officers shall not) copy, use or disclose any such information to any third party, other than as may be necessary to comply with its obligations under this Agreement.

15.2 The obligation of confidence shall not apply where the Confidential Information:

(a) is required to be disclosed by operation of law or under this Agreement;

(b) was in the possession of the recipient prior to disclosure by the other party;

(c) is subsequently acquired from a third party without any obligation of confidence;

(d) is or becomes generally available to the public through no act or default of the recipient; or

(e) is disclosed on a confidential basis for the purposes of obtaining professional advice.

Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information. Double Asterisks denotes omissions.

16	FORCE MAJEURE

16.1 If either party is prevented, hindered or delayed from or in performing any of its obligations under this Agreement (other than an obligation to make payment) by Force Majeure then the affected party shall not be deemed to be in breach of this Agreement or otherwise liable for the delay in performance or non performance of its obligations under this Agreement, to the extent that the delay or non performance is due to any Force Majeure of which it has notified the other party.

16.2 As soon as reasonably possible after commencement of the Force Majeure, the affected party shall notify the other party in writing of:

(a) the occurrence of the Force Majeure;

(b) the date the Force Majeure commenced;

(c) the effects of the Force Majeure on its ability to perform its obligations under this Agreement; and

(d) the efforts being made or proposed by that party to remove or avoid such Force Majeure.

If the affected party does not comply with this Clause it shall forfeit its rights under Clause 16.1.

16.3 The affected party shall use all reasonable efforts to mitigate the effects of the Force Majeure upon the performance of its obligations under this Agreement and as soon as reasonably possible after the cessation of the Force Majeure that party shall notify the other party in writing of the cessation of the Force Majeure and shall resume performance of its obligations under this Agreement.

16.4 Where the Force Majeure continues for more than 30 days after the day on which the Force Majeure starts, the parties shall enter into bona fide discussions with a view to alleviating its effects or to agreeing upon such alternative arrangements as may be fair and reasonable. If the Force Majeure continues for more than 120 days after the day on which the Force Majeure starts either party may terminate this Agreement by giving not less than 30 days’ written notice to the other.

17	NOTICES

17.1 Notices between the parties relating to this Agreement including notices in connection with Clause 18 must be in writing and must be delivered personally or sent by prepaid first class post, pre-paid air mail post or fax transmission to the address or fax number set out in Clause 17.2 unless otherwise specified in Clause 18 or agreed in writing by the parties.

17.2 Notices shall be treated as being given as follows: if delivered by hand, when delivered; if sent by first class post, 48 hours after posting; if sent by air mail post, 72 hours after posting; if sent by fax, when sent. Any notices that would be treated as given out of Business Hours shall be deemed given on the next Business Day.

Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information. Double Asterisks denotes omissions.

Distributor

Contact:	Masataka Hirata, President

Address:	[**]

Fax No:	[**]

Supplier

Contact:	John Rush, CEO

Address:	4 Trident Park, Didcot, Oxfordshire OX117HJ

Fax No:	[**]

18	GOVERNING LAW AND JURISDICTION

18.1 This Agreement and any non-contractual obligations arising in connection with it shall be governed by English law.

18.2 In the event of any dispute, controversy or claim arising out of or in connection with this Agreement or the relationship between the parties arising out of or created by this Agreement, including any question regarding its interpretation, performance or termination (a “Dispute”), either party may deliver to the other party a written notice of a Dispute, such notice to contain reasonable details of the Dispute. Upon receipt of such notice, the parties agree to commence a good faith discussion toward the resolution of such Dispute. If, at the end of ninety (90) days following receipt of the written notice, the parties are unable to reach a resolution, the Dispute shall be referred to and finally resolved by arbitration. If arbitration is invoked by the Distributor, the seat of the arbitration shall be in London, United Kingdom under the Arbitration Rules of the London Court of International Arbitration, which Rules are deemed to be incorporated by reference into this clause. If arbitration is invoked by the Supplier, the seat of the arbitration shall be in Tokyo, Japan under the Commercial Arbitration Rules of the Japan Commercial Arbitration Association, which rules are deemed to be incorporated by reference into this clause.

(a) The arbitration shall be conducted by one arbitrator mutually selected by the parties within 14 days of service of written notice by either party to the other party requesting agreement to the appointment of an arbitrator.

(b) If the parties cannot agree on an arbitrator, then there shall be three (3) arbitrators. Each party shall appoint an arbitrator, and the two arbitrators so appointed shall appoint a third arbitrator who shall act as chairman of the tribunal. If either party fails to appoint an arbitrator within 14 days of receiving notice of the appointment of an arbitrator by the other party such arbitrator shall, at the request of the latter party, be appointed within 21 days by the president or a vice president of the London Court of International Arbitration or Japan Commercial Arbitration Association as the case may be.

Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information. Double Asterisks denotes omissions.

(c) If the two arbitrators appointed in accordance with the above provisions fail to agree upon a third arbitrator within 14 days of the appointment of the second arbitrator, the third arbitrator shall at the request of either party be appointed by the president or a vice president of the London Court of International Arbitration or Japan Commercial Arbitration Association as the case may be.

(d) The language of the arbitration shall be English.

18.3 The decision of the tribunal shall be final and binding upon the parties hereto and judgment thereon may be entered by any court of competent jurisdiction. In the event that the seat of the arbitration is in London, United Kingdom, neither party may apply to the court to determine any question of law arising in the course of the arbitration pursuant to Section 45 of the Arbitration Act 1996 or otherwise or appeal to the court on a question of law arising out of an award made in the arbitration pursuant to Section 69 of the Arbitration Act 1996 or otherwise.

18.4 The expense of the arbitration (including without limitation the award of attorneys’ fees to the prevailing party) shall be paid as the tribunal determines.

18.5 Nothing in this Agreement shall prevent the Supplier from applying to the courts of any other country for injunctive or other interim relief.

19	GENERAL

19.1 Relationship of the parties

Nothing in this Agreement shall constitute or create a relationship of principal and agent, employer and employee or a partnership between the parties. Neither party shall have the authority to bind the other or to contract in the name of or create a liability against the other in any way or for any purpose.

19.2 Third parties

Unless the right of enforcement is expressly granted, it is not intended that any provision of this Agreement shall be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to this Agreement.

19.3 Entire agreement

19.3.1 This Agreement (together with the documents referred to in it) constitutes the entire agreement between the parties in relation to its subject matter and supersedes all previous agreements (including any usage or custom and any terms arising through any course of dealing), undertakings, negotiations or arrangements in relation to its subject matter.

Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information. Double Asterisks denotes omissions.

19.3.2 There are no promises, terms, conditions or obligations, oral or written, express or implied, other than those contained in this Agreement.

19.4 Amendments

This Agreement may only be revised in writing signed by an authorised representative of each of the parties.

19.5 Severance

19.5.1 Each of the provisions contained in this Agreement is to be construed as independent of every other such provision so that if any provision of this Agreement is determined to be illegal, invalid and/or unenforceable, such determination will not affect any other provisions of this Agreement, all of which will remain in full force and effect.

19.5.2 If any provision of this Agreement is determined by any court or other competent authority to be illegal, invalid and/or unenforceable but would be legal, valid and enforceable if amended, the parties shall consult together in good faith and agree the scope and extent of any modification or amendment necessary to render the provision legal, valid and enforceable and so as to give effect so far as is possible to the intention of the parties as recorded in this Agreement.

19.6 No waiver

The failure to exercise or delay in exere smg a right or remedy under this Agreement shall not constitute a waiver of the right or remedy or of any other rights or remedies. No single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy.

19.7 Remedies not exclusive

Except as expressly provided in this Agreement, the rights and remedies contained in this Agreement are cumulative and shall be in addition to every other right or remedy provided by law or otherwise.

19.8 Counterparts

This Agreement may be executed in any number of counterparts, each of which when executed shall be an original, but all the counterparts together shall constitute one document.

19.9 Further assurance

Each party shall (and shall use all reasonable endeavours at its own cost to ensure that any necessary third parties. shall) do, execute and perform such further acts, things, deeds and documents as may from time to time be required to give full legal and practical effect to this Agreement.

Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information. Double Asterisks denotes omissions.

19.10 Announcements

Save as required by law or any applicable regulatory authority, the Distributor and the Supplier shall not make any public announcement, Issue any press release or make any statement to the public about this Agreement (including the conclusion and terms of this Agreement and shall under no circumstance disclose the name of Medicos Hirata without prior written permission) without the prior written consent of the other party.

19.11 Costs

Each party shall bear its own costs incurred In the negotiation, preparation and completion of this Agreement.

Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information. Double Asterisks denotes omissions.

IN WITNESS WHEREOF, the patties hereto have executed this Agreement by their duly authorized representatives as of the date Indicated at the beginning of this Agreement.

Signed by John Rush
for and on behalf of LOMBARD MEDICAL TECHNOLOGIES PLC;

Signed by Masataka Hirata
for and on behalf of
MEDICO’S HIRATA INC:

Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information. Double Asterisks denotes omissions.

Schedule 1

The Products

Amiix Products

1)	Aorfix stent graft body and delivery system ( [**] );

2)	Aorfix stent graft leg and delivery system ( [**] ).

Ancillary Products

1)	Aorfix proximal extender and delivery system ( [**] );

2)	Aorfix distal extender and delivery system ( [**] );

3)	Aorfix converter and delivery system ( [**] ).

4)	Aorfix stent graft leg and delivery system ( [**] ).

Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information. Double Asterisks denotes omissions.

Schedule 2

Intellectual Property Rights

Part 1

Trade Marks

Country	Mark and Description of Mark	Registration Number	Trade Mark Class
None

Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information. Double Asterisks denotes omissions.

Part 2

Trade Mark Applications

Country	Mark and Description of Mark	Registration Number	Trade Mark Class
None

Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information. Double Asterisks denotes omissions.

Part 3

Patents

Country	Patent number	Patent title	Proprietor
Japan	[**]	[**]	[**]
Japan	[**]	[**]	[**]
Japan	[**]	[**]	[**]
Japan	[**]	[**]	[**]

Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information. Double Asterisks denotes omissions.

Part 4

Patent Applications

Country	Patent application number	Patent application title	Proprietor
Japan	[**]	[**]	[**]
Japan	[**]	[**]	[**]
Japan	[**]	[**]	[**]

Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information. Double Asterisks denotes omissions.

Schedule 3

[Intentionally omitted]

Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information. Double Asterisks denotes omissions.

Schedule 4

Terms and Conditions of Loans

1	PURPOSE

1.1	The proceeds of the Extension Loan may be used by the Supplier for the purpose of funding the development by the Supplier of the Thoracic Products and any other purpose at the Supplier’s discretion.

2	Interest

2.1	The Supplier shall pay interest on the day to day balance of the Loans which shall be payable when the First Loan and/or the Extension Loan as appropriate is/are finally repaid at the annual rate which is 3 per cent. (the “Interest Rate”).

2.2	The Supplier shall pay interest on any sum payable under the Loans (including any amount payable pursuant to this paragraph 2.2) which is not paid on the due date (after as well as before any demand made or judgment obtained or the liquidation or administration of the Supplier) at the rate of one per cent. per annum above the Interest Rate. Such interest shall be compounded in the event of it not being punctually paid with quarterly rests but without prejudice to the right of the Distributor to require payment of such interest when due.

3	Repayment

3.1	Subject to paragraphs 4 and 5 below, the First Loan shall be repaid in full on the last day of the Initial Term.

3.2	Subject to paragraphs 4 and 5 below, the Extension Loan shall be repaid in full on the last day of the Initial Term.

3.3	In the event that the Supplier terminates this Agreement pursuant to Clause 7.2.4 in the Initial Term, the First Loan or the Loans shall be repaid in full, as the case may be.

3.4	For these purposes, the date falling on the last day of the Initial Term is referred to as the “Repayment Date”.

4	Conversion

4.1	If the Distributor does not exercise its option to extend the Term in accordance with Clause 5.3, the Loans may be repaid either in cash or by the issue to the Distributor of ordinary shares in the Supplier (not to exceed 29.9% of the Supplier’s issued share capital) on the Repayment Date. The conversion price for the ordinary shares shall be determined by the average of the market price of such ordinary shares on the five Business Days preceding the Repayment Date.

4.2	Subject to paragraph 5 below, if the Distributor has exercised its option to extend the Term in accordance with Clause 5.3, the repayment of the Loans shall be irrevocably forgiven at the end of the Extension Term.

Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information. Double Asterisks denotes omissions.

5	Early repayment

5.1	Subject to paragraph 5.2 below, the Loans shall become immediately repayable (“Early Repayment”) in whole or in part together with any interest thereon if during the Initial Term or the Extended Term (as the case may be):

5.1.1	there is a change of control of the Supplier and this Agreement is terminated. For these purposes, “change of control” means the acquisition by a third party or third parties acting jointly of seventy five per cent. of the voting shares issued by the Supplier; or

5.1.2	this Agreement is terminated:

(a)	by the Supplier under Clause 14.1; or

(b)	by the Distributor under Clause 14.2.

5.2	If Early Repayment occurs pursuant to paragraph 5.1 above during the Extended Term, the amount repayable by the Supplier to the Distributor (y) pursuant to paragraph 5.1 above is calculated according to the formula below:

number of days from and including the Early Repayment to the end of the Extended Term
y = Loans plus accrued and unpaid interest thereon	x
total number of days in the Extended Term

5.3	When this Agreement is terminated under the preceding paragraph 5.1, the outstanding sum due under the Loans in accordance with paragraph 5.2 shall be repaid, at the option of the Distributor, either in cash or by the issue to it of ordinary shares in the Supplier. The conversion price for the ordinary shares shall be determined by the average market price of such ordinary shares on the five Business Days preceding the termination date.

6	Provision of financial information

The Supplier undertakes with the Distributor that from the date of this Agreement until the Loans owing to the Distributor under this Agreement have been settled or irrevocably forgiven:

6.1	it will provide to the Distributor as soon as possible but not later than 180 days after the end of the period to which they relate its audited consolidated financial statements; and

6.2	such other published financial information as the Distributor may reasonably require